China Mineral Announces Plan to Merge with Ivanhoe Energy’s China Subsidiary
Creating Pure Play Chinese Oil & Gas Production and Exploration Company

For Immediate Release
Contact: Dixon Chen 1-848-391-8799

New York, February 23, 2006: China Mineral Acquisition Corporation (OTCBB: CMAQ, CMAQU, CMAQW) (“CMA”) announced today that it has entered into a Memorandum of Understanding to merge with Sunwing Energy Ltd., the Chinese oil and gas exploration and production subsidiary of Ivanhoe Energy Inc. (NASDAQ: IVAN). CMA will acquire Sunwing in an all stock transaction with Ivanhoe becoming the owner of approximately 75-80% of CMA’s common stock. Upon completion of the merger which is subject to CMA shareholder approval and other closing conditions, the resulting public company (“Company”) is estimated to have a market capitalization of approximately $125MM based on current trading prices of CMA stock.

Sunwing Energy is the corporate flagship for Ivanhoe Energy’s operations in China. Its operating subsidiaries have carried out oil and gas activities in China for over ten years. Sunwing’s projects include a royalty interest in the Daqing oil field, a 100% working interest in the Kongnan enhanced oil recovery (EOR) project at Dagang, in Hebei Province, and a large natural gas exploration project on a 900,000-acre Zitong block in Sichuan Province. The Kongnan project is being operated by Sunwing under a 30-year production-sharing contract signed in 1997 between a Sunwing subsidiary and China National Petroleum Corporation. Sunwing’s gross production in Dagang of approximately 2,050 barrels of oil per day (net 1,680 barrels of oil per day) reflects the recently announced acquisition from CITIC Resources for $27,286,135 of 40% of the working interest in Dagang, taking Sunwing’s working interest share to 100%. Sunwing also recently signed a farmout agreement with Mitsubishi Gas Chemical Corporation (MGC), in which MGC acquired a 10% working interest in the Zitong block for $4 million.

Upon successful completion of the merger, Robert Friedland will join the Company’s Board of Directors as Chairman. Mr. Friedland, Co-Chairman of Sunwing and Deputy Chairman of parent company Ivanhoe Energy, and Chairman of Ivanhoe Mines Ltd. (NYSE and NASDAQ:IVN), is an international financier and resource developer who has pioneered business links in Asia over the past 20 years. It is anticipated that Sunwing’s senior management would remain with the combined company, including Patrick Chua, Co-Chairman of Sunwing from 1996 to 1999, a petroleum engineer with 22 years in the Chinese oil and gas industry managing properties and production-sharing contracts, and Gerald Moench, Sunwing President and Director between 1997 and 1999, whose 31 years in the oil and gas industry includes drilling and completion operations in Canada, Indonesia, Australia and China. The Company intends to change its name following the proposed merger to China Ivanhoe Energy.

Robert Friedland, Ivanhoe Energy’s Deputy Chairman and proposed Chairman of the combined Company said, “Sunwing was one of the first — and still one of the few — foreign producers of light, sweet crude oil on the Chinese mainland, one of the world’s most important energy markets. This transaction provides Sunwing with capital and a financing platform, which together with the enhanced cash flow resulting from the recently announced acquisition of a 40% working interest in the Kongnan Project, will assist Sunwing in its objective of growing its oil and gas operations in China. We have held initial discussions with entities in China and abroad regarding expansion opportunities for Sunwing.”

The $100 million purchase price for Sunwing includes an Area of Mutual Interest that secures the benefits of Ivanhoe’s existing working relationships in China covering oil and gas exploration, discovery, evaluation, development, production, transportation and marketing as well as rights to participate in any transaction carried out by Ivanhoe in China utilizing Ivanhoe’s innovative HTL heavy oil upgrading technology. The purchase price is subject to customary working capital and long term debt adjustments. In addition to approval of CMA’s stockholders, the transaction is subject to other customary conditions, including definitive documentation, satisfactory due diligence and obtaining required consents. CMA, as a special purpose acquisition company, or SPAC, must complete the transaction by August 30 of this year to avoid being required under its charter to liquidate, and the parties expect that deadline to be met, although there can be no assurance that it will.

The proposed transaction includes performance-based additional consideration where Ivanhoe has the ability to earn 2,000,000 warrants with a $5 strike price and 1,200,000 common shares if the last sales price of the CMA common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 day period in the 2 years after Closing.

Simon Mu, CEO of CMA, said: “We look forward to working with the exceptional team at Sunwing to further capitalize on their expertise and deep relationships within China. With the sponsorship of Ivanhoe Energy as a majority shareholder and Robert Friedland as our Chairman, this entity is well positioned to achieve substantial growth in China. We are also excited about our opportunity to participate in any transaction carried out by Ivanhoe in China utilizing its breakthrough HTL technology. HTL is a dramatic technical and economic breakthrough that upgrades the quality of heavy oil by producing lighter, more valuable crude oil and has the potential to substantially improve the economics and transportation of heavy oil.”

CMA, based in New York, New York, was incorporated in March, 2004 as a blank check company whose objective is to acquire an operating business having its primary operations in the People’s Republic of China. CMA consummated a $24MM initial public offering on August 30, 2004. Approximately $20,400,000 was deposited into a trust fund and the remaining proceeds of $874,000 became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing operating expenses. As of September 30, 2005, CMA holds approximately US$20,891,085 of the net proceeds of its initial public offering in a trust account maintained by an independent trustee, which will be released upon the consummation of a qualifying business combination.

Required Approval of Holders of CMA’s Common Stock

Under CMA’s charter, the acquisition will require approval by the holders of a majority of the shares of common stock sold in CMA’s initial public offering (Public Shares). Holders of CMA’s common stock issued prior to its initial public offering have agreed to vote in accordance with the majority vote of holders of Public Shares. Additionally, if holders owning 20% or more of the Public Shares vote against the transaction and elect to convert their Public Shares into cash, the acquisition cannot be approved. There is no assurance given that the acquisition will be approved by CMA’s stockholders.

CMA stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. It is expected that the transaction will close before the end of August, 2006.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about CMA, Ivanhoe and Sunwing and the combined business of CMA and Sunwing after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of CMA's, Ivanhoe’s and Sunwing's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Sunwing is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from others engaged in Sunwing’s industry; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in CMA's filings with the Securities and Exchange Commission, including its report on Form 10-KSB for the period ended December 31, 2004. The information set forth herein should be read in light of such risks. None of CMA, Ivanhoe or Sunwing assumes any obligation to update the information contained in this release.

Where You Can Find Additional Information

 Copies of filings in connection with the proposed transaction and about CMA will be available without charge at the Securities and Exchange Commission's internet site (http://www.sec.gov), and when filed will be available from CMA, without charge, by directing a request to China Mineral Acquisition Corporation, 210 East 85th Street, Suite 16, New York, New York 10028. Copies of filings made by Ivanhoe with the SEC are also available on the SEC’s internet site. The information concerning Ivanhoe and Sunwing contained in this press release has been provided by Ivanhoe and/or Sunwing and/or taken from or based on publicly available documents and records on file with the SEC and other public sources and is qualified in its entirety by reference thereto. CMA does not take responsibility for the accuracy or completeness of the information contained in such documents and records or for any failure by Ivanhoe or Sunwing to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to CMA.